Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement Form S-8 of our report dated February 19, 2016, on our audits of the consolidated financial statements of 1st Source Corporation and the effectiveness of internal control over financial reporting of 1st Source Corporation included in the Annual Report (Form 10-K) of 1st Source Corporation as of and for the year ended December 31, 2015.

Fort Wayne, Indiana
February 6, 2017